EXHIBIT 10.10


THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                           CONVERTIBLE PROMISSORY NOTE
                          -----------------------------
Date: March 26, 2003                                                    $400,000


         FOR VALUE RECEIVED, SPEEDCOM WIRELESS CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter called the "Borrower" or the "Corporation"), hereby promises to pay to the order of P-COM, INC., a corporation organized under the laws of the State of Delaware, or its registered assigns (individually, the "Holder", and collectively with the holders of all other notes of same like and tenor, the "Holders"), the sum of Four Hundred Thousand Dollars ($400,000) on March 26, 2005 (the "Scheduled Maturity Date"), and to pay interest on the unpaid principal balance hereof at a rate determined as follows: (a) during the period from the date hereof (the "Issue Date") until September 26, 2003, interest shall accrue at the rate of ten percent (10%) per annum, and (b) thereafter, interest shall accrue at the rate of thirteen percent (13%) per annum (in each case, except as otherwise provided herein). Interest shall accrue on the unpaid principal balance hereof from the Issue Date until the same is paid, whether at maturity, or upon prepayment, repayment, or otherwise. Interest shall be calculated based on a 365 day year. The principal amount hereof, together with all accrued interest thereon, shall be due and payable on the Scheduled Maturity Date. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

         The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note may be issued by the Borrower along with similar convertible notes designated as Convertible Secured Promissory Notes (the "Other Notes" and, together with this Note, the "Notes") pursuant to that certain Note Purchase Agreement, dated as of the date hereof, between the Borrower and the signatories thereto (the "Note Purchase Agreement"). The Notes and the Note Purchase Agreement and the Registration Rights Agreement, dated as of the date hereof, between the Borrower and the parties thereto (the "Registration Rights Agreement") are collectively referred to herein as the "Transaction Documents."

                                   ARTICLE I

                                   PREPAYMENT

         A. Mandatory Prepayment. Upon the occurrence of an Event of Default (as defined below), this Note shall be prepaid by the Borrower in accordance with the provisions of Article V hereof.

         B. No Prepayment Without Consent. This Note may not be prepaid at the option of Borrower without the prior written consent of the Holder.


                                   ARTICLE II

                               CERTAIN DEFINITIONS

         The following terms shall have the following meanings:

         A. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal United States securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (in any case, "Bloomberg"), or if the foregoing does not apply, the last reported bid price of such security in the OTC Bulletin Board (the "Bulletin Board") for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the Pink Sheets LLC, in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Closing Bid Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

         B. "Common Stock" means the common stock of the Corporation, par value $0.001 per share.

         C. "Common Stock Equivalent" means (A) any security convertible, with or without consideration, into any Common Stock (including any option, warrant or other right to subscribe for or purchase such a security), (B) any security carrying any option, warrant or other right to subscribe for or purchase any Common Stock, or (C) any such option, warrant or other right.

         D. "Conversion Amount" means the portion of the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, on the Conversion Date.

         E. "Conversion Date" means (i) in the case of an automatic conversion pursuant to Section III.A, the Scheduled Maturity Date, and (ii) in the case of an optional conversion pursuant to Section III.B, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

         F. "Conversion Securities" means shares of Common Stock.

         G. "Conversion Price" means the lesser of (i) $0.12, subject to adjustment as set forth herein, or (ii) conversion price of the Corporation's Series B Convertible Preferred Stock as in effect as of the Conversion Date.

         H. "Daily Market Price" means, as of any date of determination, the volume weighted average price for the Common Stock, for the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such trading day and further shall be subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the volume weighted average price for the Common Stock in the Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the volume weighted average of the bid prices of any market makers for such security as reported in the "pink sheets" by the Pink Sheets LLC, in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. For the avoidance of doubt, the trading day immediately preceding any Conversion Date is the last calendar day that is a trading day and which is immediately preceding the Conversion Date. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

         I. "Demand Notes" means, collectively, (i) that certain Secured Promissory Note, dated April 26, 2002, in the initial principal amount of $82,500, issued by the Corporation to DMG Legacy Fund LLC; (ii) that certain Secured Promissory Note, dated April 26, 2002, in the initial principal amount of $292,500, issued by the Corporation to DMG Legacy Institutional Fund LLC;
(iii) that certain Secured Promissory Note, dated April 26, 2002, in the initial principal amount of $375,000, issued by the Corporation to DMG Legacy International Ltd.; (iv) that certain Secured Promissory Note, dated May 7, 2002, in the initial principal amount of $27,500, issued by the Corporation to DMG Legacy Fund LLC; (v) that certain Secured Promissory Note, dated May 7, 2002, in the initial principal amount of $97,500, issued by the Corporation to DMG Legacy Institutional Fund LLC; (vi) that certain Secured Promissory Note, dated May 7, 2002, in the initial principal amount of $125,000, issued by the Corporation to DMG Legacy International Ltd.; (vii) that certain Secured Promissory Note, dated June 10, 2002, in the initial principal amount of $60,000, issued by the Corporation to SDS Merchant Fund, L.P.; (viii) that certain Secured Promissory Note, dated June 11, 2002, in the initial principal amount of $60,000, issued by the Corporation to SDS Merchant Fund, L.P.; (ix) that certain Secured Promissory Note, dated June 12, 2002, in the initial principal amount of $325,000, issued by the Corporation to SDS Merchant Fund, L.P.; (x) that certain Secured Promissory Note, dated June 25, 2002, in the initial principal amount of $175,000, issued by the Corporation to DMG International Ltd.; (xi) that certain Secured Promissory Note, dated June 25, 2002, in the initial principal amount of $38,500, issued by the Corporation to DMG Legacy Fund LLC; (xii) that certain Secured Promissory Note, dated June 25, 2002, in the initial principal amount of $136,500, issued by the Corporation to DMG Legacy Institutional Fund LLC; (xiii) that certain Secured Promissory Note, dated August 8, 2002, in the initial principal amount of $21,200, issued by the Corporation to DMG Legacy Fund LLC; (xiv) that certain Secured Promissory Note, dated August 8, 2002, in the initial principal amount of $205,640, issued by the Corporation to DMG Legacy International Ltd.; (xv) that certain Secured Promissory Note, dated August 8, 2002, in the initial principal amount of $197,160, issued by the Corporation to DMG Legacy Institutional Fund LLC; (xvi) that certain Secured Promissory Note, dated September 18, 2002, in the initial principal amount of $10,950, issued by the Corporation to DMG Legacy Fund LLC;
(xvii) that certain Secured Promissory Note, dated September 18, 2002, in the initial principal amount of $106,215, issued by the Corporation to DMG Legacy International Ltd.; (xviii) that certain Secured Promissory Note, dated September 18, 2002, in the initial principal amount of $101,835, issued by the Corporation to DMG Legacy Institutional Fund LLC; (xix) that certain Secured Promissory Note, dated November 11, 2002, in the initial principal amount of $14,500, issued by the Corporation to DMG Legacy Fund LLC; (xx) that certain Secured Promissory Note, dated November 11, 2002, in the initial principal amount of $134,850, issued by the Corporation to DMG Legacy Institutional Fund LLC; (xxi) that certain Secured Promissory Note, dated November 11, 2002, in the initial principal amount of $140,650, issued by the Corporation to DMG Legacy International Ltd.; (xxii) that certain Secured Promissory Note, dated December 24, 2002, in the initial principal amount of $97,000, issued by the Corporation to DMG Legacy International Ltd.; (xxiii) that certain Secured Promissory Note, dated December 24, 2002, in the initial principal amount of $93,000, issued by the Corporation to DMG Institutional Fund LLC; (xxiv) that certain Secured Promissory Note, dated December 24, 2002, in the initial principal amount of $10,000, issued by the Corporation to DMG Legacy Fund LLC; (xxv) that certain Secured Promissory Note, dated January 31, 2003, in the initial principal amount of $17,000, issued by the Corporation to DMG Legacy Fund LLC; (xxvi) that certain Secured Promissory Note, dated January 31, 2003, in the initial principal amount of $158,100, issued by the Corporation to DMG Institutional Fund LLC; and (xxvii) that certain Secured Promissory Note, dated January 31, 2003, in the initial principal amount of $164,900, issued by the Corporation to DMG International Fund LLC.

         J.   "Measurement   Date"  means  for  purposes  of  any  issuances  of
securities, the date of such issuance.

         K. "Net Consideration Per Share" shall mean with respect to any Common Stock Equivalents, the amount equal to (i) the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock

Equivalents plus (ii) the minimum amount of consideration, if any, payable to the Corporation upon conversion, exercise or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were converted, exercised or exchanged. The Net Consideration Per Share receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate
adjustments   that  may  be  applicable   with  respect  to  such  Common  Stock
Equivalents.

         L. "Notice of Conversion" shall mean a notice of conversion, in the form attached hereto as Exhibit A, delivered by the Holder to the Corporation.


                                  ARTICLE III

                                   CONVERSION

         A. Automatic Conversion. On the Scheduled Maturity Date, the unpaid principal amount hereof and any accrued interest thereon shall automatically convert into such number of fully paid and non-assessable Conversion Securities as determined in accordance with Section III.C below.

         B. Optional Conversion. At any time prior to the Scheduled Maturity Date, the Holder shall have the right to convert all or any portion of the unpaid principal amount hereof and any accrued interest thereon into such number of fully paid and non-assessable shares of Common Stock as determined in accordance with Section III.C below.

         C. Conversion Formula. The number of Conversion Securities issuable upon conversion of this Note shall be that number of shares of Common Stock as is equal to the quotient obtained by dividing (x) the Conversion Amount by (y) the Conversion Price then in effect.

         D. Mechanics of Conversion.

                  (i) On the Conversion Date, the Holder shall surrender or cause to be surrendered this Note, duly endorsed to the Corporation or the transfer agent.

                  (ii) In the event that the Holder desires to exercise its right to effect an optional conversion, the Holder shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent.

                  (iii) Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall immediately send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by
         Section X.H hereof.

                  (iv) Upon the surrender of this Note, the Corporation shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section X.H), issue and deliver to the Holder or its nominee the number of Conversion Securities issuable upon conversion of this Note. The Corporation shall deliver to the Holder physical certificates representing the Conversion Securities issuable upon conversion.

                  (v) The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the Conversion Securities upon the conversion of this Note.

                  (vi) No fractional shares of Common Stock are to be issued upon the conversion of this Note, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Daily Market Price of a share of Common Stock on the date of such conversion.

         E. No Five Percent Holders. In no event shall a Holder of the Notes be entitled to receive Conversion Securities upon conversion to the extent that the sum of (a) the number of shares of capital stock of the Corporation beneficially owned by the Holder and its affiliates (exclusive of shares of capital stock issuable upon conversion of the unconverted portion of the Notes or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (b) the number of Conversion Securities issuable upon the conversion of the Notes with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of capital stock of the Corporation. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (a) above. Except as provided in the immediately succeeding sentence, the restriction contained in this Section III.E shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of capital stock of the Corporation and the Holder shall approve such alteration, amendment, deletion or change. In applying the foregoing, such limitation should be applied in conjunction with the application of limitations on conversion or exercise analogous to the foregoing limitation.

                                   ARTICLE IV

                              RESERVATION OF SHARES

         A. Reserved Amount. On the Issue Date, the Corporation shall reserve 3,333,334 shares of the authorized but unissued shares of Common Stock for issuance upon conversion of each of the Notes pursuant to Section III.B hereof and thereafter the number of authorized but unissued shares of Common Stock so reserved shall not be decreased and shall at all times be sufficient to provide for the conversion of each of the Notes pursuant to Section III.B hereof at the then current Conversion Price thereof.

         B. Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the "Authorization Trigger Date") shall be less than the number of shares of Common Stock issuable upon conversion of the Notes, the Corporation shall immediately notify the Holders of the Notes of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 135% of the number of shares of Common Stock then issuable upon conversion of the Notes. In the event the Corporation fails to so increase the Reserved Amount within, in the event shareholder approval is required, ninety (90) days, or, in the event only approval of the Corporation's Board of Directors is required, ten
(10) days after an Authorization Trigger Date, each Holder of the Notes shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Section V.C) to the Corporation, to require the Corporation to prepay for cash, at the Default Amount (as defined in Section V.B), a portion of the Holder's principal amount outstanding of the Notes (plus accrued interest thereon) such that, after giving effect to such prepayment, the Holder's allocated portion of the Reserved Amount equals the total number of shares of Common Stock issuable to such Holder upon conversion of its Note. If the Corporation fails to pay the Default Amount within five (5) business days after its receipt of such Default Notice, then such Holder shall be entitled to the remedies provided in Section V.C. Notwithstanding anything else contained herein, if the Corporation has a sufficient number of authorized shares of Common Stock, the Corporation shall immediately issue additional shares of Common Stock to any Holder who has exceeded its allocated portion of the Reserved Amount upon conversions by such Holder of its Notes.

         C. Adjustment to Conversion Price. If the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of the Notes to any Holder because the Corporation does not then have available a sufficient number of authorized and reserved shares of Common Stock, then the Conversion Price in respect of any Notes held by any Holder (including Notes submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to any such Holder) shall be adjusted as provided in Section VI.A.


                                   ARTICLE V

                                EVENTS OF DEFAULT

         A. Events of Default. In the event (each of the events described in clauses (i)-(vii) below after expiration of the applicable cure period (if any) being an "Event of Default"):

                  (i) the Corporation fails to pay in full an interest payment on a scheduled payment date, or fails to pay in full the principal hereof, and/or the accrued and unpaid interest thereon, when due, whether at maturity, upon acceleration or otherwise;

                  (ii) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Notes) is not eligible for trading on the OTC Bulletin Board for an aggregate of 10 trading days in any nine month period;

                  (iii) the Corporation provides notice to any Holder of the Notes, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any Holder of the Notes upon conversion in accordance with the terms of the Notes (other than due to the circumstances contemplated by Articles IV or VI for which the Holders shall have the remedies set forth in such Articles);

                  (iv) except with  respect to matters  covered by  subparagraph
         (i) above, as to which such subparagraph shall apply, the Corporation otherwise shall breach any material term hereunder or under the other Transaction Documents, including, without limitation, the representations and warranties contained therein (i.e., in the event of a material breach as of the date such representation and warranty was made) and if such breach is curable, shall fail to cure such breach within 10 business days after the Corporation has been notified thereof in writing by the Holder;

                  (v) the Corporation shall:

                           (a) sell,  convey or dispose of all or  substantially
                  all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation) to any other person or entity other than the Holder;

                           (b) merge, consolidate or engage in any other business combination with any other entity (other than the Holder and other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation);

                           (c) except for non-exclusive licenses of intellectual
                  property on arms' length bases, sell or otherwise transfer any independently-significant asset or intellectual property to any other person(s) or entity(ies) (including, without limitation, to any subsidiary(ies) of the Corporation) other than the Holder;

                           (d) either (i) except as previously  disclosed in the
                  Corporation's Disclosure Schedule (as defined in the Note Purchase Agreement, fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Corporation in excess of $50,000 due to any third party, other than payments contested by the Corporation in good faith, or otherwise breach or violate any agreement for monies owed or owing in an amount in excess of $50,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Corporation which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation; or

                           (e) sell or otherwise issue any securities other than
                  (i) in an issuance for which no adjustment to the Conversion Price shall be made pursuant to Section VII.G.(vii), or (ii) commencing on the 30th day following the Issue Date, in an issuance of an aggregate amount of securities not exceeding $500,000 in any 30 consecutive day period provided that (A) such issuance does not constitute a Dilutive Issuance (as such term is defined in Section VII.E(i) below) and (B) the Corporation gives the Holder the right, exercisable within 15 days after the Holder receives written notice of the proposed issuance (including all material terms and conditions thereof) from the Corporation, to participate fully or in part, at the option of the Holder, in such issuance on the same terms and conditions as all other participants therein;

         (vi) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or

         (vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation, and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within 60 days of their initiation.

then, upon the occurrence of any such Event of Default, at the option of each Holder, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Paragraph C below) to the Corporation while such Event of Default continues, the Corporation shall pay the Holders (and upon the occurrence of an Event of Default specified in subparagraphs (vi) and (vii) of this Section V.A, the Corporation shall be required to pay the Holders), in satisfaction of its obligation to pay the outstanding principal amount of the Notes and accrued and unpaid interest thereon, an amount equal to the Default Amount (as defined in Section V.B below) and such Default Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which are hereby expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iii), (v) and (vi) above shall immediately constitute an Event of Default and there shall be no cure period. Upon the Corporation's receipt of any Default Notice hereunder, the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "Default Announcement") to all Holders of the Notes stating the date upon which the Corporation received such Default Notice and the amount of the Notes covered thereby. Following the delivery of a Default Announcement hereunder, at any time and from time to time, each Holder of the Notes may request (either orally or in writing) information from the Corporation with respect to the instant default (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Default Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Holder.

         B. Definition of Default Amount. The "Default Amount" with respect to a Note means an amount equal to the greater of:

                  (i)               V                x        M
                                  ----
                                  C P

         and      (ii)     V   x   115%
where:

                  "V" means the aggregate principal amount outstanding of the Notes being paid plus all accrued and unpaid interest thereon through the payment date;

                  "CP" means the Conversion Price in effect on the date on which the Corporation receives the Default Notice; and

                  "M" means the greater of (i) the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Default Notice and ending on the date immediately preceding the date of payment of the Default Amount or
         (ii) the fair market value, as of the date on which the Corporation receives the Default Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the repayment obligation. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of the Corporation and the Holder, or if such agreement cannot be reached within five business days prior to the date of repayment, by an investment banking firm selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

         C. Failure to Pay Default Amounts. If the Corporation fails to pay any Holder the Default Amount with respect to any Note within five business days after its receipt of a notice requiring such repayment (a "Default Notice"), then the Holder of any Note delivering such Default Notice shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Default Notice until the date of payment of the Default Amount hereunder. In the event the Corporation is not able to repay all of the outstanding Notes subject to Default Notices delivered prior to the date upon which such repayment is to be effected, the Corporation shall repay the outstanding Notes from each Holder pro rata, based on the total amounts due on the Notes at the time of repayment included by such Holder in all Default Notices delivered prior to the date upon which such repayment is to be effected relative to the total amounts due under the Notes at the time of repayment included in all of the Default Notices delivered prior to the date upon which such repayment is to be effected.


                                   ARTICLE VI

                         FAILURE TO SATISFY CONVERSIONS

         A. Conversion Defaults; Adjustments to Conversion Price. The following shall constitute a "Conversion Default": (i) following the submission by a Holder of a Notice of Conversion, the Corporation fails for any reason (other than because of an event described in clause (iii) below) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of Conversion Securities to which such Holder is entitled upon such conversion, (ii) the Corporation provides notice to any Holder at any time of its intention not to issue Conversion Securities upon exercise by any Holder of its conversion rights in accordance with the terms of the Notes (other than because of an event described in clause (iii) below), or
(iii) the Corporation is prohibited, at any time, from issuing Conversion Securities upon conversion of the Notes to any Holder because the Corporation does not have available a sufficient number of authorized and reserved shares of Common Stock. In the case of a Conversion Default, the Conversion Price in respect of any Notes held by such Holder (including Notes submitted to the Corporation for conversion, but for which Conversion Securities have not been issued to such Holder) shall thereafter be the lesser of (x) the Daily Market Price on the date of the Conversion Default and (y) the lowest Daily Market Price in effect during the period beginning on, and including, such date through and including (A) in the case of a Conversion Default referred to in clause (i) above, the day such Conversion Securities are delivered to the Holder, and (B) in the case of a Conversion Default referred to in clause (iii) above, the date on which the prohibition on issuances of Conversion Securities terminates. In the case of a Conversion Default described in clause (ii) above, the Conversion Price with respect to any conversion thereafter shall be the lowest Daily Market Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date (as hereinafter defined). Upon the occurrence of each reset of the Conversion Price pursuant to this Paragraph A, the Corporation, at its expense, shall promptly compute the new Conversion Price and prepare and furnish to each Holder of the Notes a certificate setting forth such new Conversion
Price showing in detail each Conversion Price in effect during such reset period.

         "Default Cure Date" means (A) with respect to a Conversion Default described in clause (i) of its definition, the date the Corporation effects the conversion of all of the outstanding Notes, and (B) with respect to a Conversion Default described in clause (ii) or (iii) of its definition, the date the Corporation issues Conversion Securities in satisfaction of all conversions of the Notes.

         B. Buy-In Cure. Unless the Corporation has notified the applicable Holder in writing prior to the delivery by such Holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails for any reason to deliver during the Delivery Period Conversion Securities to a Holder upon a conversion of the Notes, and (ii) thereafter, such Holder purchases (in an open market transaction or otherwise) Conversion Securities to make delivery in satisfaction of a sale by such Holder of the Conversion Securities (the "Sold Shares") which such Holder anticipated receiving upon such conversion (a "Buy-In"), the Corporation shall pay such Holder (in addition to any other remedies available to the Holder) the amount by which (x) such Holder's total purchase price (including brokerage commissions, if any) for the Conversion Securities so purchased exceeds (y) the net proceeds received by such Holder from the sale of the Sold Shares. For example, if a Holder purchases Conversion Securities having a total purchase price of $11,000 to cover a Buy-In with respect to Conversion Securities it sold for $10,000, the Corporation will be required to pay the Holder $1,000. A Holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such Holder pursuant to this Paragraph B. The Corporation shall make any payments required pursuant to this Paragraph B in accordance with and subject to the provisions of Section X.I.

         C. Right to Require Prepayment. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the Holder, for any reason to issue Conversion Securities within 10 business days after the expiration of the Delivery Period with respect to any conversion of the Notes, then the Holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice to the Corporation, to have all or any portion of such Holder's outstanding Notes prepaid by the Corporation for cash, at the Default Amount. If the Corporation fails to pay such Default Amount within five business days after its receipt of a Default Notice, then such Holder shall be entitled to the remedies provided for herein.


                                  ARTICLE VII

                       ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issue Date, the number of outstanding shares of the Corporation's capital stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of the Corporation's capital stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

         B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Issue Date, there shall be (i) any reclassification or change of the outstanding shares of the Corporation's capital stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of any class or series of the Corporation's capital stock are converted into other securities or property (each of (i) - (iv) above being a "Corporate Change"), then appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to the rights and interests of the Holders of the Notes to the end that the economic value of the Notes are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Conversion Price and the value of the Corporation's common stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless (i) each Holder of the Notes has received written notice of such transaction at least 45 days prior thereto, but in no event later than 15 days prior to the record date for the determination of shareholders entitled to vote with respect thereto, (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding) the obligations of the Notes and (iii) the Corporation shall have received the prior written consent of the Holder. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of capital stock authorized and available for issuance upon conversion of the Notes outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         C. Adjustment Due to Distribution. If, at any time after the Issue Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of the Corporation's capital stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the Holders of the Notes shall be entitled, upon any conversion of the Notes after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of the Corporation's capital stock issuable upon such conversion had such Holder been the holder of such shares of such stock on the record date for the determination of shareholders entitled to such Distribution.

         D. Purchase Rights. If, at any time after the Issue Date, the Corporation issues any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase the Corporation's capital stock or securities exercisable, convertible into or exchangeable for the Corporation's capital stock or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class or series of the Corporation's capital stock, then the Holders of the Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of the Corporation's capital stock acquirable upon complete conversion of the Notes immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Corporation's capital stock are to be determined for the grant, issue or sale of such Purchase Rights.

         E. Adjustment of Conversion Price.

                  (i) Except as otherwise provided in Paragraphs A, B, C and D of this Article VII, if during any period after the Issue Date the Corporation issues or sells, or in accordance with Section VII.E(ii) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price in effect at the time of such issuance (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Conversion Price will be adjusted to equal the per share price at which such shares were issued, sold or deemed to have been issued or sold in such Dilutive Issuance. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph E if such adjustment would result in an increase in the Conversion Price.

                  (ii) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Subsection
         (i), the following will be applicable:

                           (a) Issuance of Rights or Options. If the Corporation
                  in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the Measurement Date of such securities ("Below Conversion Price Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Conversion Price Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Conversion Price Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Conversion Price Options" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Below Conversion Price Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Below Conversion Price Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Conversion Price Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof (determined in accordance with the calculation method set forth in Section VII.E(ii)(b)(2) below) at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Conversion Price Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Conversion Price Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Conversion Price Options.

                           (b) Issuance of Convertible Securities.

         (1) If the Corporation in any manner issues or sells any Convertible Securities, which Convertible Securities do not have a fluctuating conversion or exercise price or exchange ratio, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section VII.E(ii)(b)(2) if applicable) is less than the Conversion Price in effect on the Measurement Date, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

         (2) If the Corporation in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Section VII.E(ii)(b)(1) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the Conversion Price on the Measurement Date of such Variable Rate Convertible Security was 75% of the Conversion Price on such date (the "Assumed Variable Market Price"). Further, if the Conversion Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this
Section VII.F with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Daily Market Price existing at the time of the adjustment required by this sentence.

         (3) Change in Option Price or Conversion Rate. If there is a change at any time in (a) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (b) the amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange of any Convertible Securities; or (c) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution and except when an adjustment is made pursuant to Section
VII.F(ii)(b)(2) above), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

         F. Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Corporation, purchase services from the Corporation or otherwise provide intangible consideration to the Corporation, the amount of the consideration other than cash received by the Corporation (including the net present value of the consideration expected by the Corporation for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Daily Market Price with respect to such securities thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, any Holder of the Notes may elect to determine the amount of consideration deemed to be received by the Corporation therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued, granted or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this Section VII.F for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Corporation were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Corporation for the purposes of determining whether the shares of Common Stock issuable upon conversion of the convertible notes shall be deemed to be issued at a price per share below market price and, if so, for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Corporation shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder hereof does not agree to such fair market value calculation within three business days after receipt thereof from the Corporation, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

         G. Additional Adjustment Provisions. The following provisions shall be applicable to the making of adjustments in the Conversion Price pursuant to this
Article VII:

                  (i) Any obligation, agreement or undertaking to issue shares of Common Stock or Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises.

                  (ii) No adjustment of the Conversion Price shall be made pursuant to this Article VII upon the issuance of any shares of Common Stock that are issued upon the exercise, conversion or exchange of any Common Stock Equivalents for which an adjustment has already been made pursuant to this Article VII. Should the Net Consideration Per Share of any Common Stock Equivalents for which an adjustment has been made pursuant to this Article VII (or would have been made pursuant to this Article VII had the Net Consideration Per Share of such Common Stock Equivalents been less than the Conversion Price in effect immediately prior to the issuance or sale thereof) be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Article VII, then, upon the effectiveness of each such change, the Conversion Price shall be readjusted to that which would have been obtained (A) had the adjustments made pursuant to this Article VII upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such Common Stock Equivalents, and (B) had the adjustments made to the Conversion Price since the date of issuance of such Common Stock Equivalents been made to such Conversion Price as adjusted pursuant to clause (A) above.

                  (iii) In the event any shares of Common Stock or Common Stock Equivalents are issued or sold without consideration, such shares of Common Stock or Common Stock Equivalents shall be deemed to have been issued or sold for a consideration of $0.0001 per share.

                  (iv) In the event that all or any part of the consideration received or paid by the Corporation in connection with any of the transactions described in this Article VII consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation in a manner reasonably acceptable to the Holder of this Note.

                  (v) All calculations under this Article VII shall be made to the nearest 1/100th of a cent or 1/10,000th of a share of Common Stock, as the case may be. No adjustment to the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section VII.G(v) would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustment(s) that by reason of this Section VII.G(v) are not required to be made shall be carried forward and taken into account upon the earlier of (A) any subsequent adjustment or (B) any conversion of this Note.

                  (vi) Notwithstanding any other provision of this Note, no adjustment to the Conversion Price shall be made to the extent such adjustment would reduce the Conversion Price below the par value of the Common Stock.

                  (vii) No adjustment to the Conversion Price shall be made (A) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date that are set forth in Section 3(c) of the Disclosure Schedule to the Note Purchase Agreement in accordance with the terms of such securities as of the Issue Date; (B) upon the grant or exercise of any stock or options which may hereafter be granted to or exercised by any employee, director or consultant under any employee benefit plan of the Corporation now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose; or (C) upon conversion of these Notes or exercise of the Warrants.

         H. Notice of Adjustments. Upon the occurrence of any event that requires any adjustment of the Conversion Price, then, and in each such case, the Corporation, at its expense, shall promptly compute such adjustment and prepare and furnish to each Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The

Corporation shall, upon the written request at any time of any Holder of the Notes, furnish to such Holder a like certificate setting forth (i) such adjustment and (ii) the Conversion Price at the time in effect.

         I. Other Action Affecting Conversion Price. If the Corporation takes any action affecting the Conversion Stock after the date hereof that would be covered by Section VII.A through F, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Notes, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable under the circumstances.

                                  ARTICLE VIII

                                      RANK

         The Notes shall rank pari passu in right of payment with the Borrowers's currently outstanding Demand Notes.


                                   ARTICLE IX

                                 CONSENT RIGHTS


         A. So long as any Notes are outstanding, except as otherwise expressly provided in the Note Purchase Agreement, the Corporation shall not, in each case without first obtaining the written consent of the Holder: (i)(a) redeem, or declare or pay any dividends (whether in cash or stock), or otherwise make any distributions with respect to any class or series of capital stock of the Corporation, except for dividends and distributions payable solely in the capital stock of the Corporation, or (b) prepay any outstanding indebtedness of the Corporation, or (ii) create or sell any securities that rank senior to or pari passu with the Notes.


                                   ARTICLE X

                                  MISCELLANEOUS

         A. Failure or Indulgency Not Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Corporation:

                           SPEEDCOM Wireless Corporation
                           7020 Professional Parkway East
                           Sarasota, FL  34240
                           Telephone: (941) 907-2300
                           Facsimile:  (941) 355-0219
                           Attention:  Chief Executive Officer

         If to the Holder, to the address set forth under such Holder's name on the signature page to the Note Purchase Agreement executed by such Holder. Each party shall provide notice to the other parties of any change in address or the address of any transferee of the Note.

         C. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Holder.

         D. Assignability. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. This Note shall not be transferred, sold, pledged, assigned or otherwise hypothecated without the prior written consent of the Corporation, except that Note may be pledged and all rights of the Holder under this Note may be assigned to any affiliate of the Holder without the consent of the Corporation.

         E. Cost of  Collection.  If an Event of Default occurs  hereunder,  the
Corporation  shall  pay  the  Holder  hereof  costs  of  collection,   including
reasonable attorneys' fees.

         F. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The
Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         G. Denominations. At the request of the Holder, upon surrender of this Note, the Corporation shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as the Holder shall request.

         H. Lost or Stolen Notes. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Corporation shall execute and deliver a new Note of like tenor and date.

         I. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a Holder under the Notes (whether a Default Amount or upon prepayment, repayment or otherwise), such cash payment shall be made in U.S. dollars to the Holder within five business days after delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder. J. Status as Note Holder. Upon an automatic conversion or optional conversion pursuant to Article III hereof, (i) the principal amount of the Notes (but none of the accrued and unpaid interest thereon) shall be deemed converted into Conversion Securities as of the Conversion Date and (ii) the Holder's rights as a Holder of such Notes shall cease and terminate, excepting only the right (A) to receive certificates for such Conversion Securities and (B) to exercise any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of the Notes.

         K. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         L. Business Day. For purposes of this Note, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close. If any payment to be made hereunder shall be stated to be or become due on a day which is not a business day, such payment shall be made on the next following business day and such extension of time shall be included in computing interest in connection with such payment.

         M. Certain Waivers. Borrower and each endorser hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waive all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

         N. JURY TRIAL WAIVER. BORROWER HEREBY WAIVES, AND HOLDER BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING

INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT AND RELY UPON THIS NOTE.

         O. Severability. If any provision of this Note shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Note.

         P. Maximum Interest Rate. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.


                    SPEEDCOM WIRELESS CORPORATION


                    By:      /s/ Mark Schaftlein
                          -------------------------------
                          Name:  Mark Schaftlein
                          Title:  Chief Financial Officer




                [Signature page to Convertible Promissory Note.]

                                                                     Exhibit A
                                                                    ----------

                          NOTICE OF OPTIONAL CONVERSION

To:      SPEEDCOM Wireless Corporation
         7020 Professional Parkway East
         Sarasota, FL   34240
         Facsimile:  (941) 355-0219
         Attention:  Chief Executive Officer

The undersigned hereby irrevocably elects to convert $____________ principal amount of the Note (the "Conversion"), into shares of common stock ("Common Stock") of SPEEDCOM Wireless Corporation (the "Corporation") according to the conditions of the Convertible Promissory Note dated March ____, 2003 (the "Note"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

|_| In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.


                                    Date of Conversion:   _____________________

                                    Applicable Conversion Price: ______________

                                    Amount of Accrued and Unpaid Interest
                                    on the Principal Amount to be converted, if any: ___________________________________

                                    Default Amount to be converted, if any: ___

                                    Number of Shares of
                                    Common Stock to be Issued: ________________

                                    Signature: ________________________________

                                    Name: _____________________________________

                                    Address: __________________________________